AGREEMENT

AGREEMENT, dated November __, 2011, among ________ (“Seller”) and Red Mountain Resources, Inc. (“Purchaser”).

RECITALS:

A.           Seller is the owner of _____ shares (“Shares”) of common stock, par value $0.001 per share, of Cross Border Resources, Inc. (“Cross Border”); and

B.           Seller desires to sell the Shares to Purchaser and Purchaser desires to acquire the Shares from Seller on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1.           Purchase and Sale of Shares.  Subject to the terms and conditions herein, Seller hereby agrees to sell the Shares to Purchaser and Purchaser hereby agrees to purchase the Shares from Seller for an aggregate purchase price of $______ (“Purchase Price”).

2.           Delivery of Shares and Payment of Purchase Price.  Upon execution of this Agreement, Seller shall deliver to Purchaser a certificate representing the Shares, registered in Seller’s name, together with an instrument of transfer executed in blank with original signature from Seller, medallion guaranteed, so that the Shares may be transferred to the name of Purchaser.  Alternatively, if the Shares are in electronic format, Seller shall deliver or cause to be delivered to Purchaser appropriate instructions for book entry transfers of ownership of the Shares from Seller to Purchaser.  Upon receipt of the Shares, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller.

3.           Representations of Seller.  Seller represents and warrants to Purchaser as follows:

(a)           This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Seller is the record and beneficial owner of, and has good and marketable title to, the Shares, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances, subject to securities laws restrictions.  Seller has not granted to any person or entity any options or other rights to buy the Shares.  No other person or entity has any interest in the Shares of any nature.  The sale and transfer of the Shares to Purchaser pursuant to this Agreement will not give any person a legal right or cause of action against the Shares or Purchaser.

(c)           Seller has reviewed the public filings of Purchaser relating to Cross Border, including without limitation, the Schedule 13D filed with the Securities and Exchange Commission (“SEC”) by the Purchaser on June 30, 2011, as amended on August 18, 2011, and understands that Purchaser is seeking to acquire additional shares of common stock of Cross Border in order to effect various corporate transactions.  Seller understands and acknowledges that (i) Purchaser may acquire additional shares of common stock of Cross Border in future transactions for per-share consideration that may be in excess of that which it is paying to Seller and (ii) that Seller has no right to receive from Purchaser, and Purchaser has no obligation to pay Seller, any such excess consideration for the Shares.

4.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)           This Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Purchaser has reviewed the documents of Cross Border filed with the SEC and Purchaser understands the content of such filings and the risks described about an investment in Cross Border.

(c)           Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(d)           Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Cross Border and has sufficient information about Cross Border to evaluate the merits and risks of an investment in Cross Border.

(e)           Purchaser understands that the Shares are not registered under the Securities Act or in any state and that the Shares may not be able to be sold unless they are subsequently registered or an exemption from such registration is available.  Purchaser further understands that the certificate representing the Shares will bear a legend indicating the restrictions on transferability.

(f)           The Shares are to be acquired for Purchaser’s own account and are not intended to be sold or otherwise disposed of in violation of the securities laws of the United States.

5.           Confidentiality.  Except as otherwise required by applicable law, rule or regulation, Seller shall not disclose the existence or contents of this Agreement without the prior consent of the Purchaser.

6.           Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Florida without giving effect to principles of conflicts of law.

7.           Counterparts.  This Agreement may be signed in counterparts which, taken together, shall constitute one Agreement.

8.           Further Assurances.  The parties hereto agree to promptly take such steps as may be necessary to effectuate the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER:	PURCHASER:

RED MOUNTAIN RESOURCES, INC.

By:
[___________]	Alan W. Barksdale, Chief Executive Officer